Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

FROZEN FOOD EXPRESS INDUSTRIES, INC.

ARTICLE ONE - OFFICES

SECTION ONE. REGISTERED OFFICE. The Registered Office of the Corporation in the State of Texas is located at 2100 Ross Avenue, Suite 2600, Dallas, Texas 75201. The location of the Registered Office of the Corporation in the State of Texas may be changed from time to time in the discretion of the Board of Directors. The name of the registered agent is Cameron Dee Sewell. The Corporation may change its Registered Office, registered agent, or both by filing a statement of change with the Secretary of State of the State of Texas.

SECTION TWO. ADDITIONAL OFFICES. The Corporation may also have offices at other places, within or without the State of Texas, in any state where the Corporation is qualified to do business, as the business of the Corporation may require and as the Board of Directors may from time to time designate.

ARTICLE TWO - SHAREHOLDERS’ MEETINGS

SECTION ONE. PLACE OF MEETINGS. Meetings of the Shareholders shall be held at any place, either within or without the State of Texas, that is designated by the Board of Directors pursuant to authority hereinafter granted to the Board of Directors or by the written consent of all persons entitled to vote thereat. In the absence of any such designation, Shareholders’ meetings shall be held at the principal office of the Corporation. The Board of Directors may determine that any meeting may be held solely by remote communication in accordance with Texas law.

SECTION TWO. ANNUAL MEETING. An annual meeting of the Shareholders will be held at a time determined by the Board of Directors. At that meeting, the Shareholders will elect a Board of Directors and transact any other business properly brought before the Board.

SECTION THREE. NOTICE OF MEETING. Notice of all meetings of the Shareholders stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder who is entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the Shareholder at the address appearing on the books of the Corporation. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid, properly addressed to the Shareholder. With the consent of a Shareholder, Director, or committee member, notice from the Corporation may be given to that Shareholder, Director, or committee member by electronic transmission. The Shareholder, Director, or committee member may specify the form of electronic transmission to be used to communicate notice. The Shareholder, Director, or committee member may revoke this consent by written notice to the

Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful, provided, however, that the inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (A) transmitted to a facsimile number provided by the Shareholder, Director, or committee member for the purpose of receiving notice; (B) transmitted to an electronic mail address provided by the Shareholder, Director, or committee member for the purpose of receiving notice; (C) posted on an electronic network, and a message is sent to the Shareholder, Director, or committee member for the purpose of alerting the Shareholder, Director, or committee member of a posting; or (D) communicated to the Shareholder, Director, or committee member by any other form of electronic transmission consented to by the Shareholder, Director, or committee member. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given in the same manner as any special meeting.

SECTION FOUR. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President or the Board of Directors at the written request of the holder or holders of at least one-tenth (1/10) of all the shares entitled to vote at the meeting. The request will state the purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all Shareholders entitled to vote are present and consent otherwise.

SECTION FIVE. QUORUM AND MANNER OF ACTION. The holders of a majority of shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of Shareholders. If less than all of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Shareholder of record entitled to vote at the meeting. At a rescheduled meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally notified. At a reconvened meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is represented at any meeting, the affirmative vote of the holders of all of the shares entitled to vote and represented at the meeting shall be required to decide any question that is brought before the Shareholders, unless the question is one upon which, by express provision of the statutes, the Certificate of Formation or of these Bylaws, a different vote is required, in which case the express provision shall govern and control the vote required for decision upon the question.

SECTION SIX. VOTING OF COMMON SHARES. Each outstanding share of common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders. When a quorum is present at any meeting of the Corporation’s Shareholders, the vote of a majority of the shares present and entitled to vote on any question brought before the meeting will be sufficient to decide that question, provided that if the question is one on which by express provision of law, the Certificate of Formation, or these Bylaws a different vote is required, that express provision governs the decision of the question.

SECTION SEVEN. ELIGIBLE SHAREHOLDERS. For the purpose of determining Shareholders entitled to notice of and to vote at any meeting of Shareholders or at any adjournment thereof, for the purpose of determining Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, the Board of Directors of the Corporation may provide that the share transfer books shall be closed for a stated period, not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for such determination of Shareholders, the date in any case to be not more than sixty (60) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of Shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of and to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend or other distribution is adopted, as the case may be, shall be the record date for the determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, the determination shall apply to any adjournment thereof.

SECTION EIGHT. VOTING LIST. The Officer or agent having charge of the Corporation’s share transfer books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting or at any adjournment thereof. The list shall be arranged in alphabetical order with the address of each Shareholder and the number of shares owned by each Shareholder. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual and ordinary business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share transfer books shall be prima facie evidence as to the Shareholders who are entitled to examine the list and transfer books and to vote at any meeting of Shareholders. Alternatively, the list of Shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The Corporation is not required to include any electronic contact information of any Shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that the information is available only to Shareholders of the Corporation. The list will be produced and kept open at the place and for the duration of the meeting and will be subject to inspection by any Shareholder present. If the meeting is held by remote communication, the list must be open to the examination of any Shareholder for the duration of the meeting on a reasonable accessible electronic network, and the information required to access the list must be provided to Shareholders with the notice of the meeting. The original share transfer books will be prima facie evidence of who is entitled to examine the list or transfer book or to vote at any such meeting of Shareholders.

SECTION NINE. PROXIES. At any meeting of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An electronic transmission by the Shareholder or a photographic, photostatic, facsimile, or other similar reproduction of a writing executed by the Shareholder will be treated as an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the Shareholder.

SECTION TEN. ACTION WITHOUT MEETING. Any action which, under any provision of the Texas Business Organizations Code, may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be dated and signed by or on behalf of all of the Shareholders who would be entitled to vote on such action at a meeting and filed with the President of the Corporation. An electronic transmission (if the Corporation can determine that the transmission was transmitted by the Shareholder on the date it was transmitted) by a Shareholder or reproduction of a writing signed by a Shareholder is regarded as signed for the purposes of this Section of the Bylaws. Consent given by electronic communication is not regarded as delivered until it is reproduced in paper form and delivered to the Corporation. Any signed consent or consents, or a signed copy thereof, shall be placed in the Minute Book of the Corporation. Prompt notice of any action taken by Shareholders without a meeting by less than unanimous written consent, if permitted, must be given to those Shareholders who did not consent in writing to the action, but advance notice is not required.

SECTION ELEVEN. CONSENT OF ABSENTEES. No defect in the calling or noticing of a Shareholders’ meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the Minutes, either before or after the meeting and the waivers, consents, or approvals are filed with the corporate records or made a part of the Minutes of the meeting.

SECTION TWELVE. ELECTION INSPECTOR. In advance of any meeting of Shareholders, the Board of Directors may appoint any person, other than a nominee for office, as inspector of election to act at the meeting or any adjournment thereof. If an inspector of election is not so appointed, the Chairman of the meeting may, and on the request of Shareholders or their proxies holding a majority of the votes entitled to be cast at the meeting, shall, appoint an inspector of election at the meeting. In case the person appointed as election inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of

Directors in advance of the meeting or at the meeting by the person acting as Chairman. The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. The inspector of election shall perform his duties impartially, in good faith, to the best of his ability and as expeditiously as is practical. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question or matter determined by him and execute a certificate of any fact found by him. Any report or certificate made by him shall be prima facie evidence of the facts stated therein.

SECTION THIRTEEN. CONDUCT OF MEETING. At every meeting of the Shareholders, the Chairman of the Board, or if there is no such Officer or in his absence, the President, or in their absence, the Vice President, if any, designated by the Board of Directors, shall act as Chairman. The Secretary of the Corporation, or in his absence, the Assistant Secretary (if any and in order of seniority if more than one), or in their absence, any person appointed by the presiding Officer, shall act as Secretary of the meeting.

SECTION FOURTEEN. CUMULATIVE VOTING. Cumulative voting by the Shareholders of the Corporation at any election for Directors is expressly prohibited. The Shareholders entitled to vote for Directors in an election shall be entitled to cast one (1) vote for each Director to be elected for each share held and no more.

SECTION FIFTEEN. VOTING OF SHARES OF CERTAIN HOLDERS.

(A)	Shares standing in the name of another corporation may be voted by the Officer, agent or proxy as the Bylaws of the other corporation may authorize, or in the absence of an authorization, as the Board of Directors of the other corporation may determine.

(B)	Shares held by an administrator, executor, guardian, or conservator may be voted by him so long as the shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

(C)	Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

(D)	A Shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the transferred shares.

(E)	Treasury shares, shares of its own stock that are owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION SIXTEEN. TELEPHONE OR REMOTE COMMUNICATION MEETINGS. Shareholders may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other. Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If voting takes place at such a meeting, the Corporation must (A) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a Shareholder and (B) maintain a record of any vote or other action taken at the meeting.

ARTICLE THREE - DIRECTORS

SECTION ONE. POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors which shall exercise all the powers of the Corporation and do all lawful acts and things as are not by statute, by the Certificate of Formation, or by these Bylaws directed or required to be exercised or done by the Shareholders.

SECTION TWO. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of two (2) Directors. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be Shareholders of the Corporation or residents of the State of Texas.

SECTION THREE. TERM OF OFFICE. The Directors named in the Certificate of Formation shall hold office until the first annual meeting of Shareholders and until his successor or successors are elected and qualified, either at an annual or a special meeting of Shareholders, unless he shall have previously resigned, been removed, or become disqualified to serve. Directors other than the Directors named in the Certificate of Formation shall hold office until the next annual meeting and until their successors are elected and qualified, unless they shall have previously resigned, been removed, or become disqualified to serve.

SECTION FOUR. VACANCIES. Vacancies on the Board of Directors shall exist in the case of the happening of any of the following events: (A) the death, resignation, or removal of any Director; (B) the authorized number of Directors is increased; or (C) at any annual, regular, or special meeting of Shareholders at which any Director is elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. In addition, the Board of Directors may declare vacant the office of a Director if he is adjudged incompetent by an order of Court or convicted of a felony. Vacancies may be filled by an affirmative vote of a majority of the remaining Directors, though less than a quorum, if necessary, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual, regular, or special meeting of the Shareholders. The Shareholders may elect a Director at any time to fill any vacancy that is not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors or the Shareholders may elect a successor to take office when the resignation becomes effective. A reduction of the authorized number of Directors shall not remove any Director prior to the expiration of his term of office.

SECTION FIVE. REMOVAL. The entire Board of Directors or any individual Director may be removed from office, either with or without cause, by a vote of Shareholders at any special meeting holding a majority of the shares entitled to vote at an election of Directors. If any or all Directors are so removed, new Directors may be elected at the same meeting.

SECTION SIX. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at any place, within or without the State of Texas, which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. Any regular or special meeting is valid, wherever held, if held on written consent of all members of the Board of Directors given either before or after the meeting that it filed with the Secretary of the Corporation.

SECTION SEVEN. ANNUAL MEETINGS. Annual meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the Shareholders of this Corporation.

SECTION EIGHT. REGULAR MEETINGS AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors shall be called by the President, by the Vice President, if any, or by any Director.

SECTION NINE. NOTICE OF SPECIAL MEETINGS. Written notice of the time, place, and purpose of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, at least three (3) days before the meeting. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which meetings of the Directors are regularly held. Notice of the time and place of holding of an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

SECTION TEN. QUORUM AND MANNER OF ACTION. At all meetings of the Board of Directors, the presence of a majority of the Directors shall be required to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the Directors shall be required to decide any question that is brought before the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At a reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. Each Director who is present at a meeting will be deemed to have assented to any action taken at the meeting unless his dissent to the action is entered in the Minutes of the meeting or unless he shall file his written dissent thereto with the Secretary of the meeting or shall forward the dissent by registered mail to the Secretary of the Corporation immediately after the meeting.

SECTION ELEVEN. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any committee of Directors under any provision of the Texas Business Organizations Code may be taken without a meeting, if all members of the Board of Directors or of the committee of Directors shall individually or collectively consent in writing to the action. The written consent or consents shall be filed with the Minutes of the proceedings of the Board of Directors. The action by written consent shall have the same force and effect as a unanimous vote of the Directors. An electronic transmission by a Director consenting to an action to be taken and transmitted by a Director is considered written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the Director and the date on which the Director transmitted the transmission. Any certificate or other document filed under any provision of the Texas Business Organizations Code which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the Directors to so act and the statement shall be prima facie evidence of such authority.

SECTION TWELVE. VALIDATION OF MEETING DEFECTIVELY CALLED. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the Directors not present signs a waiver of notice, a consent to the holding of the meeting, or an approval of the Minutes thereof. All waivers, consents, or approvals shall be filed with the corporate records or made a part of the Minutes of the meeting.

SECTION THIRTEEN. CONDUCT OF MEETINGS. The Chairman of the Board, if there is such an Officer, and if not, the President, or, in their absence, the Vice President, if any, designated by the Board of Directors, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, the Assistant Secretary (if any and in order of seniority if more than one), or in their absence, any person appointed by the presiding Officer, shall act as Secretary of the meeting.

SECTION FOURTEEN. COMPENSATION. Directors may receive compensation for their services as Directors as may be determined from time to time by resolution of the Board of Directors. Any Director may serve the Corporation in any other capacity as an Officer, agent, employee, or otherwise and receive compensation therefor.

SECTION FIFTEEN. INTERESTED DIRECTORS AND OFFICERS. Any contract or other transaction between the Corporation and any of its Directors or Officers (or any corporation or firm in which any of its Directors or Officers are financially interested) shall be valid for all purposes notwithstanding the presence of the Director or Officer at the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or his participation in the meeting, or that his vote is counted for such purpose; provided, however, that the foregoing shall apply only if:

(A)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(B)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

(C)	The contract or transaction is fair as to the Corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION SIXTEEN. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. However, no such committee shall have power or authority to take any action that is specifically required by statute to be taken by the entire Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular Minutes of its meetings and report the same to the Board of Directors when required. At meetings of any committee, a majority of the members of that committee constitutes a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present will be the act of the committee, except as otherwise specifically provided by statute, the Certificate of Formation, or these Bylaws. The designation of any committee of the Board of Directors and the delegation thereto of authority will not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on the Board or the member by law.

SECTION SEVENTEEN. TELEPHONE OR REMOTE COMMUNICATION MEETINGS. Directors may participate in and hold a meeting by means of a conference telephone or other similar means of remote communication equipment so that all participants in the meeting can communicate with each other. Participation in such a meeting will constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If voting takes place at such a meeting, the Corporation must (A) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a Director and (B) maintain a record of any vote or other action taken at the meeting.

ARTICLE FOUR - OFFICERS

SECTION ONE. OFFICERS. The Officers of the Corporation shall be a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents and Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and other Officers as may be appointed by the Board of Directors in accordance with the provisions of Section Three of this Article. One person may hold two or more offices. Officers need not be Shareholders of the Corporation, residents of the State of Texas, or, unless otherwise specified in these Bylaws or in resolutions adopted by the Board of Directors, members of the Board of Directors.

SECTION TWO. ELECTION. The Officers of the Corporation shall be elected annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

SECTION THREE. ADDITIONAL OFFICERS. The Board of Directors may appoint the other Officers or agents as the business of the Corporation may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in these Bylaws, and as the Board of Directors may from time to time determine.

SECTION FOUR. COMPENSATION. The compensation of the Officers and the rest of the employees of the Corporation shall be fixed by the Board of Directors.

SECTION FIVE. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board of Directors; provided, however, that the removal shall be without prejudice to the contract rights, if any, of the person removed. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. A resignation shall take effect at the date of the receipt of the notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

SECTION SIX. VACANCIES. If the office of any Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term and until his successor is elected.

SECTION SEVEN. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there is such an Officer, shall be a member of the Board of Directors, shall, if present, preside at all meetings of the Board of Directors and of the Shareholders, and shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman of the Board by the Board of Directors or prescribed by these Bylaws. The Chairman of the Board shall be ex officio a member of and the Chairman of the Executive Committee, if any.

SECTION EIGHT. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and Officers of the Corporation and shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties he shall:

(A)	In the absence of the Chairman of the Board or if there is none, preside at all meetings of the Board of Directors and of the Shareholders, and shall be ex officio a member of the Executive Committee, if any;

(B)	Sign certificates of stock of the Corporation, in conjunction with the Secretary or an Assistant Secretary;

(C)	When and to the extent authorized by the Board of Directors, execute in the name of the Corporation deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing and, unless the Board of Directors shall order otherwise, by resolution, make such contracts as the ordinary conduct of the Corporation’s business may require; and

(D)	Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed Officers, subject to the approval of the Board of Directors, and control, subject to the direction of the Board of Directors, all of the Officers, agents, employees, and clerks of the Corporation.

SECTION NINE. VICE PRESIDENT. In the absence or disability of the President, the Vice President designated by the Board of Directors, if any, shall perform all the duties of the President and, when so acting, shall have the powers of and be subject to all the restrictions on the President. The Vice President or Vice Presidents, if any, shall have such other powers and perform other duties as from time to time may be prescribed for him or them by the Board of Directors or the Bylaws.

SECTION TEN. SECRETARY. The Secretary shall:

(A)	Sign, with the President, certificates for shares of the Corporation;

(B)	Attest and keep at the principal office of the Corporation the original or a copy of its Bylaws as amended or otherwise altered to date;

(C)	Keep at the principal office of the Corporation or the other place as the Board of Directors may order, a book of Minutes of all meetings of its Directors, Shareholders, and Executive Committee, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings, the number of shares or members present or represented at Shareholders’ meetings and the proceedings thereof;

(D)	Sign or attest the documents as may be required by law or the business of the Corporation and keep the corporate seal and affix it to the instruments as may be necessary or proper;

(E)	Be custodian of the records and of the seal of the Corporation;

(F)	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(G)	Keep at the principal office of the Corporation a share register or duplicate share register showing the names of the Shareholders and their addresses; the number, date of issue, and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation;

(H)	See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed; and

(I)	In general, perform all duties incident to the office of Secretary and other duties as from time to time may be assigned by the Board of Directors.

SECTION ELEVEN. TREASURER AND CHIEF FINANCIAL OFFICER. The Treasurer and/or Chief Financial Officer shall:

(A)	Have charge and custody of, and be responsible for, all funds and securities of the Corporation and deposit all the funds in the name of the Corporation in the banks, trust companies, or other depositories as shall be selected by the Board of Directors;

(B)	Receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever;

(C)	Disburse or cause to be disbursed, the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for disbursements;

(D)	Keep and maintain adequate and correct accounts of the Corporation’s properties and business transactions including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares;

(E)	Render to the President and the Board of Directors, whenever they request it, an account of all transactions and of the financial condition of the Corporation;

(F)	Prepare, or cause to be prepared, and certify the financial statements to be included in any annual report to Shareholders and statements of the affairs of the Corporation, when requested by Shareholders holding a majority of the outstanding shares of the Corporation; and

(G)	In general, perform all the duties incident to the office of Treasurer and other duties as from time to time may be assigned by the Board of Directors.

The Treasurer may, but need not, also be the Chief Financial Officer of the Corporation.

ARTICLE FIVE - EXECUTION OF INSTRUMENTS

SECTION ONE. AUTHORITY FOR EXECUTION OF INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and that authority may be general or confined to specific instances. Unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or in any amount.

SECTION TWO. EXECUTION OF INSTRUMENTS. Unless otherwise specifically determined by resolution of the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation and other corporate instruments or documents and certificates of shares of stock owned by the Corporation shall be executed, signed, or endorsed by the President and may have the corporate seal affixed thereto. However, unless otherwise specifically determined by resolution of the Board of Directors or otherwise required by law or these Bylaws, neither the attestation or joinder of the Secretary or any other Officer of this Corporation nor the affixation of the corporate seal shall be required in connection with the execution, signing, or endorsement of any corporate instrument or other document, and the failure to so attest or join in the execution of, or to affix the corporate seal to, any such corporate instrument or other document shall not affect the validity or binding effect thereof.

ARTICLE SIX - DEPOSIT OF FUNDS

SECTION ONE. BANK ACCOUNTS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with the banks, trust companies, or other depositories as the Board of Directors may select.

SECTION TWO. SIGNING OF CHECKS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in the manner as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE SEVEN - ISSUANCE AND TRANSFER OF CERTIFICATED AND

UNCERTIFICATED SHARES

SECTION ONE. ISSUANCE OF STOCK. The Board of Directors may offer for sale and issue shares of the common stock of the Corporation as authorized in the Certificate of Formation.

SECTION TWO. CERTIFICATES OF STOCK. The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the Board of Directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. If the Company changes to uncertificated shares after certificates have been issued, a certificated ownership interest subject to the change becomes an uncertificated ownership interest only after the certificate is surrendered to the Company.

SECTION THREE. CERTIFICATES FOR FULLY PAID SHARES. Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been paid. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate, or similar documentation in the case of uncertificated shares, representing the shares shall be issued to the Shareholder.

SECTION FOUR. CONSIDERATION FOR SHARES. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received.

SECTION FIVE. CERTIFICATES REPRESENTING SHARES. Certificates, or similar documentation in the case of uncertificated shares, in the form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Certificate of Formation, and these Bylaws shall be delivered representing all shares to which Shareholders are entitled. The certificates, or similar documentation in the case of uncertificated shares, shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate, or similar documentation in the case of uncertificated shares, shall be signed by the President of the Corporation and by the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation. The signature of any corporate Officer on the certificate may be a facsimile. Each certificate, or similar documentation in the case of uncertificated shares, shall state the following upon the face thereof:

(A)	That the Corporation is organized under the laws of the State of Texas;

(B)	The name of the person to whom issued;

(C)	The number and class of shares and the designation of the series, if any, which the certificate represents; and

(D)	The par value of each share represented by the certificate, or a statement that the shares are without par value.

In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent, or registrar at the date of issue.

SECTION SIX. REPLACEMENT OF CERTIFICATES. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon the terms, conditions, and guarantees as the Board of Directors may see fit to impose, including the filing of sufficient indemnity.

SECTION SEVEN. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents and may appoint one or more registrars who shall be appointed at the times and places as the requirements of the Corporation may necessitate and as the Board of Directors may designate.

SECTION EIGHT. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. For certificated shares, upon surrender to the Corporation or transfer agent of the Corporation of a certificate or certificates representing shares, duly endorsed or accompanied by a proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or certificates to the person entitled thereto, to cancel the old certificate or certificates, and to record the transfer upon its books. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto. Whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, that fact shall be stated in the entry of the transfer.

SECTION NINE. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or beneficial claim to or interest in the share or shares on the part of any other person, whether or not the Corporation has express or other notice, except as otherwise provided by law.

SECTION TEN. REASONABLE DOUBT AS TO RIGHT TO TRANSFER. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, if any, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two (2) individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its Officers, transfer agents, and registrars, if any, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of new shares.

SECTION ELEVEN. RESTRICTION ON PREEMPTIVE RIGHT. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or acquire any additional, unissued, or treasury shares of the Corporation or any securities of the Corporation which are convertible into or which carry a right to subscribe for or acquire shares of the Corporation.

ARTICLE EIGHT - CORPORATE

RECORDS, REPORTS, AND SEAL

SECTION ONE. MINUTES OF MEETINGS. The Corporation shall keep and maintain a book of Minutes of all meetings of its Directors and of its Shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors’ meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings of the meeting.

SECTION TWO. BOOKS OF ACCOUNT. The Corporation shall keep and maintain adequate and correct accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares.

SECTION THREE. SHARE REGISTER. The Corporation shall keep and maintain a current share register at its Registered Office or principal place of business, or at the office of its transfer agent or registrar, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation, and all relevant information for holders of uncertificated shares.

SECTION FOUR. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including, without limitation, its share register, books of account, and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION FIVE. INSPECTION OF RECORDS BY SHAREHOLDER. Any person who shall have been a Shareholder for at least six (6) months immediately preceding his demand or who is the holder of at least Five Percent (5%) of all of the outstanding shares of the Corporation, on written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its books and records of account, Minutes, and record of Shareholders and is entitled to make extracts therefrom.

SECTION SIX. INSPECTION OF RECORDS BY DIRECTORS. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation. Inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to make extracts therefrom.

SECTION SEVEN. FINANCIAL REPORTS. The Board of Directors must, when requested by the holders of a majority of the outstanding shares of the Corporation, present written reports concerning the situation and business of the Corporation.

SECTION EIGHT. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors by resolution.

SECTION NINE. CORPORATE SEAL. The Board of Directors may adopt, use, and thereafter alter the corporate seal, and the seal may be used by causing it or a facsimile of it to be impressed, affixed, or reproduced or otherwise.

SECTION TEN. DIVIDENDS. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares, pursuant to law and subject to the provisions of its Certificate of Formation.

SECTION ELEVEN. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

SECTION TWELVE. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of surplus for any purpose or purposes, and may abolish any reserve in the same manner.

ARTICLE NINE - INDEMNIFICATION

OF OFFICERS, DIRECTORS, AND OTHERS

The Corporation will indemnify its current and future Directors and Officers to the fullest extent permitted by the Texas Business Organizations Code and may, if and to the extent authorized by the Board of Directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatsoever.

ARTICLE TEN - SURETY BONDS

When the Board of Directors so directs, Officers and agents of the Corporation shall be bonded for the faithful performance of their duties and for the restoration to the Corporation of, in case of their death, resignation, retirement, disqualification, or removal from office, all books, papers, vouchers, money, and other property of whatever kind in their possession or under their control belonging to the Corporation, in the amounts and by the surety companies as the Board of Directors may determine. The premiums on the bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

ARTICLE ELEVEN - WAIVER OF NOTICE

Whenever notice is required to be given under any provision of applicable law, the Certificate of Formation, or these Bylaws, a written waiver or waiver by electronic transmission, signed by the person entitled to notice, whether before or after the time stated therein or before or after the meeting specified therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business which has been or is to be transacted at, nor the purpose of, any annual, regular, or special meeting of the Shareholders, Directors, or members of a committee of Directors need be specified in any written waiver or waiver by electronic transmission of notice.

ARTICLE TWELVE - AMENDMENT OF BYLAWS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the majority vote of the Board of Directors or by the unanimous vote of the Shareholders.

ARTICLE THIRTEEN—MISCELLANEOUS

SECTION ONE. INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, as far as possible and reasonable, will be valid and operative.

SECTION TWO. RELATION TO CERTIFICATE OF FORMATION. These Bylaws are subject to and governed by the Certificate of Formation.

SECTION THREE. SECTION HEADINGS. The headings contained in these Bylaws are for reference purposes only and will not affect in any way the meaning or interpretation of these Bylaws.

SECTION FOUR. GENDER AND NUMBER. When the context requires, the gender of all words used in these Bylaws includes the masculine, feminine, and neuter, and the number of all words includes the singular and the plural.

The foregoing set of Bylaws was unanimously adopted as the Bylaws of Frozen Food Express Industries, Inc. by the Board of Directors as of August 19, 2013.

/s/ JAMES M. RICHARDS, JR. JAMES M. RICHARDS, JR.
DIRECTOR

/s/ TERRY W. THORNTON
TERRY W. THORNTON
DIRECTOR

ATTEST:	/s/ JANET PRICE
JANET PRICE
SECRETARY